

Hecla®
MINING COMPANY

Largest Silver Producer in the U.S. and Canada

SEPTEMBER 2025 UPDATE

RESPONSIBLE. SAFE. INNOVATIVE.

Cautionary Statements

Cautionary Statement Regarding Forward-Looking Statements, Including 2025 Outlook

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as "may", "will", "should", "expects", "intends", "projects", "believes", "estimates", "targets", "anticipates" and similar expressions are used to identify these forward-looking statements. Such forward-looking statements may include, without limitation: (i) Lucky Friday is positioned to have the best decade in its 80-year history; (ii) at Casa Berardi (a) positive cash flow for the rest of the year is expected, (b) the Company expects long-term value creation potential with future higher-grade pits, (c) the stripping ratio for the 160 pit is expected to decline in the fourth quarter of 2025, further reducing costs, with the fourth quarter expected to benefit the most in terms of cost improvement, (d) underground mining is expected to continue, and (e) projected cash flows through 2027 at certain gold prices; (iii) projected cash flows at Keno Hill over next five years using $25, $40 and $50/oz. silver prices, and there is a pathway to profitability at $25/oz. of silver; (iv) Company-wide and mine-specific estimated spending on capital, exploration and predevelopment for 2025; (v) Company-wide and mine-specific estimated silver, gold, silver-equivalent and gold-equivalent ounces of production for 2025; (vi) solar is projected to be 33% of total U.S. energy generation by 2050; and (vii) the silver supply versus demand deficit is expected to continue. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company's plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company's operations are subject. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) there being no significant changes to the availability of employees, vendors and equipment; (ix) the Company's plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (x) counterparties performing their obligations under hedging instruments and put option contracts; (xi) sufficient workforce is available and trained to perform assigned tasks; (xii) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xiii) relations with interested parties, including First Nations and Native Americans, remain productive; (xiv) maintaining availability of water rights; (xv) factors do not arise that reduce available cash balances; and (xvi) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto. In addition, material risks that could cause actual results to differ from forward-looking statements include but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; and (vi) litigation, political, regulatory, labor and environmental risks. For a more detailed discussion of such risks and other factors, see the Company's 2024 Form 10-K filed on February 13, 2025, and Form 10-Q filed on May 1, 2025 and Form 10-Q filed on August 6, 2025, for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Qualified Person (QP)

Kurt D. Allen, MSc., CPG, VP-Exploration of Hecla Mining Company and Paul W. Jensen, MSc., CPG, Chief Geologist of Hecla Limited, serve as a Qualified Persons under S-K 1300 and NI 43-101 for Hecla's mineral projects. Mr. Allen supervised the preparation of the scientific and technical information concerning exploration activities while Mr. Jensen supervised the preparation of mineral resources for this presentation. Technical Report Summaries for the Company's Greens Creek, Lucky Friday, Casa Berardi and Keno Hill properties are filed as exhibits 96.1 - 96.4, respectively, to the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and are available at www.sec.gov. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for (i) the Greens Creek Mine are contained in its Technical Report Summary and in its NI 43-101 technical report titled "Technical Report for the Greens Creek Mine" effective date December 31, 2018, (ii) the Lucky Friday Mine are contained in its Technical Report Summary and in its NI 43-101 technical report titled "Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA" effective date April 2, 2014, (iii) Casa Berardi are contained in its Technical Report Summary and in its NI 43-101 technical report titled "Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada" effective date December 31, 2023, (iv) Keno Hill is contained in its Technical Report Summary titled "S-K 1300 Technical Report Summary on the Keno Hill Mine, Yukon, Canada" and in its NI 43-101 technical report titled "Technical Report on the Keno Hill Mine, Yukon, Canada" effective date December 31, 2023, and (v) the San Sebastian Mine, Mexico, are contained in a NI 43-101 technical report prepared for Hecla titled "Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico" effective date September 8, 2015. Also included in each Technical Report Summary and technical report listed above is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures are contained in NI 43-101 technical reports prepared for Klondex Mines Ltd. for (i) the Fire Creek Mine (technical report dated March 31, 2018), (ii) the Hollister Mine (technical report dated May 31, 2017, amended August 9, 2017), and (iii) the Midas Mine (technical report dated August 31, 2014, amended April 2, 2015). Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures are contained in a NI 43-101 technical reports prepared for ATAC Resources Ltd. for (i) the Osiris Project (technical report dated July 28, 2022) and (ii) the Tiger Project (technical report dated February 27, 2020). Copies of these technical reports are available under the SEDAR profiles of Klondex Mines Unlimited Liability Company and ATAC Resources Ltd., respectively, at www.sedar.com (the Fire Creek technical report is also available under Hecla's profile on SEDAR). Mr. Allen and Mr. Jensen reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

Cautionary Note Regarding Non-GAAP measures

Cash cost and AISC per ounce of silver and gold, after by-product credits, EBITDA, adjusted EBITDA, All-in Sustaining Costs, after by-product credits, realized silver margin, and free cash flow represent non-U.S. Generally Accepted Accounting Principles (GAAP) measurements. A reconciliation of these non-GAAP measures to the most comparable GAAP measurements can be found in the Appendix.

Storied Past, Forward-Looking Vision

Operational Excellence

- Drive continuous improvement through semi-automation and advanced analytics
- Improve standardized systems to improve mine planning and cost management

Portfolio Optimization and Growth

- Executing strategic divestiture program of non-core assets, with additional dispositions under evaluation
- Continue to advance strategic review of Casa Berardi, expect positive free cash flow for remainder of this year
- Unlock value for remainder of the portfolio

Focus on Returns, Free Cash Flow Generation

- Continue to generate strong free cash flow[(1)], strengthening balance sheet
- Prioritize high return projects and optimize capital allocation

Silver Market Leadership

- Maintain position as largest U.S./Canadian silver producer
- Focus on high-quality operations with 12+ year reserve lives
- Reliable production base in low-risk areas

ESG Leadership

- Lead in environmental stewardship
- Strengthen First Nations partnerships
- Maintain safety excellence



Mill superintendent at Greens Creek

Casa Berardi: Strong Cash Generation Driving Strategic Options

Metals	Location	Reserve Mine Plan	2024 Economic Impact
Au	Quebec	12 Years	$259M

- **Strategic Review Update:**
  - **Received multiple inquiries and offers**
  - **Gold price:** ~ $1,000 higher than when strategic review launched
  - **Result**: Most compelling option is to continue operation while strategic review continues and offers will be considered
- **Strong Q2 Performance:** $32M free cash flow, positive FCF expected for remainder of year
- **Underground Expected to Continue:** Based on current economic and operational conditions
- **Operational Excellence:** Mine personnel performance has been excellent
- **Updated guidance:** Reflects additional UG production and expected costs


Casa Berardi 160 Pit

Au Reserves & Resources
As of December 31, 2024

P&P : 1,291 Koz

M&I : 901 Koz

Inferred : 465 Koz

		Q2 2025	Q1 2025	1H 2025	2025 Guidance
Gold Produced	Koz	28.1	20.5	48.6	90 -95
Gold Grade Milled	opt	0.08	0.06	0.07	-
Total Cost of Sales(7)	$M	$50.8	$50.7	$101.5	$197.0
Capital Additions	$M	$15.4	$16.3	$31.6	$64 - $68
Cash Cost(5)	$/Au oz	$1,578	$2,195	$1,837	$1,700 - $1,800
AISC(4)	$/Au oz	$1,669	$2,303	$1,935	$1,850 - $2,000
Free Cash Flow(1)	$M	$31.8	($6.4)	$25.5	

Financial Comparisons – Undiscounted Cumulative Cashflows Through 2027

2026/2027 cashflows include open pit only; further upside potential with extension of underground

	Gold Price			
	$2,800	$3,300	$3,500	$4,000
ROIC 3 years (2025 - 2027)	10%	13%	15%	18%


$350
$300
$250
$200
$150
$100
$50
$0
$ Millions
2025 Q4
2026
2027
CCF: $290M
CCF: $227M
CCF: $203M
CCF: $140M
$2,800/oz gold
$3,300/oz gold
$3,500/oz gold
$4,000/oz gold

Notes:
- *ROIC is calculated based on the three-year period from 2025 through 2027*